UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 15, 2004 (October 15, 2004)

AMC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8747	43-1304369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street
Kansas City, Missouri	64105
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (816) 221-4000

Item 7.01. Regulation FD Disclosure.

On October 15, 2004, AMC Entertainment Inc. ("AMCE") announced that it has commenced an offer to exchange an aggregate principal amount of up to $300,000,000 of its 8% Senior Subordinated Notes due 2014, which were sold in February 2004 pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its newly issued 8% Senior Subordinated Notes due 2014. The new notes have substantially identical terms as the original notes, except that the new notes have been registered under the Securities Act and will be freely tradable.

AMCE will accept for exchange any and all of the original notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time on November 15, 2004 (the "Expiration Date"), unless extended.

On October 15, 2004, AMCE issued a press release relating to the commencement of the exchange offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on AMCE's website at www .amctheatres.com under "Investor Resources."

Item 9.01. Financial Statements and Exhibits.

(c)

Exhibits

The following exhibits are furnished as part of this report:

99.1

Press Release of the AMC Entertainment Inc., dated October 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date:	October 15, 2004	/s/ Craig R. Ramsey

Craig R. Ramsey
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number

Description

99.1

Press Release of the AMC Entertainment Inc., dated October 15, 2004.